SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 26, 2007

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2007, the Board of Directors of ON Semiconductor Corporation (the “Company”), based on a recommendation by the Compensation Committee of the Company, made retention grants of (i) 325,000 restricted stock units to Keith Jackson, President, Chief Executive Officer and Director of the Company, and (ii) 270,000 restricted stock units to Donald Colvin, Executive Vice President, Chief Financial Officer and Treasurer of the Company, under the 2000 Stock Incentive Plan, as amended (the “SIP”), subject to the terms and conditions of the Restricted Stock Units Award Agreement, the form of which is attached hereto at Exhibit 10.1. Each restricted stock unit represents the right to receive one share of the Company’s common stock on the applicable vesting date.

180,000 of Mr. Jackson’s restricted stock units and 150,000 of Mr. Colvin’s restricted stock units vest pro rata over a three year period, beginning on the first anniversary of the effective date of the grant, subject to, among other things, Mr. Jackson’s and Mr. Colvin’s continued employment by the Company on the vesting date.

The remaining 145,000 of Mr. Jackson’s restricted stock units and 120,000 of Mr. Colvin’s restricted stock units are performance-based. These units vest upon the achievement of a range of specified product revenue and gross margins on product revenue targets prior to the end of the fiscal quarter in which the third anniversary of the effective date of the grant falls. 35,000 of Mr. Jackson’s units and 30,000 of Mr. Colvin’s units will vest upon achievement of a base level of such revenue and gross margin targets, an additional 50,000 of Mr. Jackson’s units and 40,000 of Mr. Colvin’s units will vest upon achievement of a mid-level of such revenue and gross margin targets, and an additional 60,000 of Mr. Jackson’s units and 50,000 of Mr. Colvin’s units will vest upon achievement of a higher level of such revenue and gross margin targets. In other words, at such time as the performance-based targets for the 60,000 and 50,000 unit grants are achieved for Mr. Jackson and Mr. Colvin, respectively, all of the 145,000 units for Mr. Jackson and 120,000 units for Mr. Colvin will vest immediately if not previously vested. If the minimum performance-based targets are not achieved, then no restricted units will vest. Subject to certain exceptions, vesting of the performance-based units is also subject to continued employment of Mr. Jackson and Mr. Colvin, as the case may be, with the Company on the date of vesting.

Under our equity award grant date policy, these awards will become effective on October 1, 2007.

The above descriptions is qualified in its entirety by reference to the form of Restricted Stock Units Award Agreement attached hereto at Exhibit 10.1 and the other terms and conditions set forth in the SIP.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Restricted Stock Units Award Agreement under the ON Semiconductor 2000 Stock Incentive Plan (Form of Time and Performance Based Award for Officers)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: October 1, 2007	By:	/s/ GEORGE H. CAVE
George H. Cave
Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restricted Stock Units Award Agreement under the ON Semiconductor 2000 Stock Incentive Plan (Form of Time and Performance Based Award for Officers)